    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2005
                                               REGISTRATION NO. 333-____________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                   Amaru, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)

            NEVADA                                                88-0490089
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                     112 Middle Road, #08-01 Middland House
                                Singapore 188970

          (Address of Principal Executive Offices, Including Zip Code)
                          2004 Equity Compensation Plan

                            (Full Title of the Plan)
                              --------------------
                             Colin Binny, President
                     112 Middle Road, #08-01 Middland House
                                Singapore 188970
                               Tel.(65) 6332 9287
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:
                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                      620 Newport Center Drive, Suite 1100
                         Newport Beach, California 92660
                                 (949) 760-6880

                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed
      Title of securities        Amount              Proposed             Maximum        Amount of
             to be                to be          Maximum Offering        Aggregate      Registration
          Registered           Registered         Price per share      Offering Price       Fee(1)
----------------------------------------------------------------------------------------------------

  Common Stock,             3,000,000(1) shares        $2.00(2)          $6,000,000          $706.20
  $0.001 par value,
  issuable under
  Equity Compensation
  Plan

------------------------------------------------------------------------------------------------------
Total                      3,000,000                                     $6,000,000          $706.20
======================================================================================================

     (1) Calculated in accordance with General Instruction E to Form S-8.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the bid price of $0.00 and asked price of $4.00 of the Registrant's common stock as of November 4, 2005.


The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        INFORMATION REQUIRED PURSUANTTO
                        -------------------------------
                       GENERAL INSTRUCTION E TO FORM S-8
                       ---------------------------------

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on July 7, 2004 (File No. 333-117189)is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Amaru, Inc. (the
"Registrant") are incorporated by reference:

         (i) the Registrant's registration statement on Form 10-SB, as amended, the Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2003, the annual report on Form 10-KSB for the year ended December 31, 2004, and quarterly reports on Form 10-QSB for the quarters ended March 31, 2005 and June 30, 2005 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

         In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS

3.1      Articles of Incorporation*

3.2      Bylaws*

*4.1 Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form 10-SB).

4.3      2004 Equity Compensation Plan.**

5.1      Opinion of counsel as to legality of securities being registered

23.1     Consent of Mendoza Berger and Company, LLP Certified Public Accountants

23.2     Consent of Legal Counsel (included in Exhibit 5).

------------------------
* Previously filed with the Securities Exchange Commission as exhibits to registration statement on Form 10-SB, as amended.
**  Previously filed as an exhibit to Schedule 14C.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 9, 2005.

                                         Amaru, Inc.

                                         /s/ Colin Binny
                                         ----------------------------------
                                         By: Colin Binny
                                         Its: President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Colin Binny                          President and Director
-----------------------------
Colin Binny